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                               Verizon South Inc.

                                                                     EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                       Three Months Ended
(Dollars in Millions)                                    March 31, 2002
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Income before provision for income taxes                          $ 167.8
Interest expense                                                     19.5
Portion of rent expense representing interest                         4.2
Amortization of capitalized interest                                   .1
                                                     ------------------------

Earnings, as adjusted                                              $191.6
                                                     ========================

Fixed charges:
Interest expense                                                   $ 19.5
Portion of rent expense representing interest                         4.2
Capitalized interest                                                   .2
                                                     ------------------------

Fixed Charges                                                      $ 23.9
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Ratio of Earnings to Fixed Charges                                   8.02
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